Exhibit 10.1

UNIT PURCHASE AGREEMENT

THIS UNIT PURCHASE AGREEMENT (“Agreement”) is entered into this 21st day of September, 2007, by and between Dakota Growers Pasta Company, Inc., a North Dakota corporation (“Buyer”), and TechCom Group, LLC (“TechCom”), Buhler, Inc. (“Buhler”) and B-New, LLC (“B-New”) (each a “Seller” and collectively the “Sellers”).

W  I  T  N  E  S  S  E  T  H:

WHEREAS, Sellers are holders of Units (the “Units”) of DNA Dreamfields Company, LLC, an Ohio limited liability company (the “Company”); and

WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers, the Units held by Sellers, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of and in reliance upon the representations, warranties and obligations in this Agreement, the parties agree as follows:

1.                                      Definitions. When used in this Agreement, the following terms in all of their tenses and cases will have the meanings assigned to them below or elsewhere in this Agreement as indicated below:

“Affiliate” of any Person means any person directly or indirectly controlling, controlled by, or under common control with, any such Person and any officer, director, governor, or controlling person of such Person.

“Contract” means any commitment, understanding, instrument, lease, pledge, mortgage, indenture, note, license, agreement, purchase or sale order, contract, promise, or similar arrangement evidencing or creating any obligation, whether written or oral.

“Governmental Authority” means any federal, provincial, municipal, state, regional or local authority, agency, body, court or instrumentality, regulatory or otherwise, domestic or foreign, which, in whole or in part, was formed by or operates under the auspices of any federal, provincial, municipal, state, regional or local government, domestic or foreign.

“Law” means any common law and any federal, provincial, municipal, state, regional, local or foreign law, bylaw, rule, statute, ordinance, rule, order or regulation.

“Lien” means any lien, charge, covenant, condition, easement, adverse claim, demand, encumbrance, limitation, security interest, option, pledge, or any other title defect or restriction of any kind.

“Losses” means any liability, damage, deficiency, cost or expense, including reasonable attorney, technical, engineering, laboratory, accounting and report fees.

“Operating Agreement” means the Operating Agreement of the Company dated October 31, 2003, as amended on February 9, 2004, October 25, 2004 and November 1, 2004 and as amended and restated on May 1, 2005, as in effect on the date hereof.

“Person” means any individual, corporation, partnership, association, trust or any other entity or organization.

2.                                      Purchase and Sale of Units. Subject to the terms and conditions of this Agreement, Sellers hereby agree to sell, transfer and assign to Buyer, and Buyer hereby agrees to purchase from Sellers, the Units held by Seller as described in Exhibit A hereto (the Units so sold, transferred and assigned to Buyer being the “Purchased Units”). Each Seller does hereby acknowledge and agree that, notwithstanding any provisions in the Operating Agreement to the contrary, the Company shall continue in existence as an entity following the completion of the purchase and sale of Units contemplated by this Agreement. Each Seller does further acknowledge and agree that the Company shall continue to hold all rights with respect to the “Brand” and the licensed use of the “Technology” (as defined in the Operating Agreement) that are granted to the Company by the terms and conditions of the Operating Agreement and that the transactions contemplated by this Agreement shall not in any way reduce, impair or terminate the Company’s rights to the Brand or the Technology as established under the Operating Agreement.

3.                                      Purchase Price. In consideration of Buyer’s purchase of the Purchased Units, Buyer shall pay each Seller an amount equal to $37,393 per Unit (the “Purchase Price”) in respect of the Purchased Units of such Seller, payable by means of wire transfer at the closing.

4.                                      Representations and Warranties of Seller. Each Seller, severally and not jointly, hereby represents and warrants to Buyer, as follows:

4.1                                 Purchased Units. Each Seller owns, beneficially and of record, all right, title and interest in and to the Purchased Units, free and clear of all Liens. At the Closing, Buyer will acquire from Seller good and valid title to the Purchased Units, free of all Liens. Other than the Purchased Units, Seller has no other interest in any Units, other equity securities of the Company, securities of the Company containing any equity features, any right, subscription, warrant, option, conversion right or agreement of any kind to purchase or otherwise acquire from the Company any membership interest, interest in its Units or other equity or any other securities of the Company of any kind.

4.2                                 Authority; Enforceability. Seller is duly formed or organized and validly existing, and has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder (including, without limitation, the power to sell, transfer and convey the Purchased Units as provided by this Agreement). The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Seller, and no other proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3                                 Consents. Except as provided in the Operating Agreement and except for such approvals, consents or waivers of, or filings with, Persons or Governmental Authorities that have already been obtained by Seller, no approval, consent or waiver of, or filing with, any Person or Governmental Authority is required in connection with the transactions contemplated by this Agreement or the execution, delivery or performance by Seller of this Agreement.

4.4                                 No Conflicts. The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not conflict with or result in any breach of, or give rise to rights of termination, amendment, acceleration or cancellation under the provisions of any Contract by which Seller or any of its properties is bound or affected, or any Law to which Seller or any of its properties is subject.

4.5                                 Exculpation Among Sellers; Reliance on Advisors. Each Seller acknowledges that in making its decision to sell the Purchased Units, it is not relying upon any advice or information from any other Seller or from any Person, including the Company or Buyer or their respective Affiliates. Each Seller has reviewed with such Seller’s own tax advisors the tax consequences of the sale of the Purchased Units and the transactions contemplated by this Agreement, and has and will rely solely on such advisors and not on any statements or representations of the Company, Buyer or either of their respective Affiliates. Each Seller understands that such Seller (and not the Company or Buyer) shall be responsible for each such Seller’s own tax liability that may arise as a result of such Seller’s sale of the Purchased Units or the transactions contemplated by this Agreement. Each Seller acknowledges that Stoel Rives LLP is legal counsel to Buyer, whose interests are in conflict with those of the Sellers, and that Stoel Rives LLP, as counsel for Buyer, does not represent any Seller or any Seller’s interests in connection with the sale of the Purchased Units, and that each Seller has had the opportunity to obtain advice from Seller’s own legal counsel regarding the sale of the Purchased Units.

4.6                                 Disclosure. No representation or warranty of any Seller in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to Buyer pursuant to this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated

herein or therein or necessary to make the statements herein or therein not misleading.

5.                                      Representations and Warranties of Buyer. Buyer hereby represents and warrants to Sellers, as follows:

5.1                                 Authority; Enforceability. Buyer is a corporation duly organized and validly existing under the laws of the state of North Dakota. Buyer has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder, including without limitations, the power to purchase the Purchased Units and deliver the Purchase Price to the Sellers as provided in this Agreement. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated thereby have been duly and validly authorized by all requisite action on the part of Buyer, and no other proceedings on Buyer’s part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except to the extent that such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally, and (ii) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.2                                 Consents. Except as provided in the Operating Agreement and except for such approvals, consents or waivers of, or filings with, Persons or Governmental Authorities that have already been obtained by Buyer, no approval, consent or waiver of, or filing with, any Person or Governmental Authority is required in connection with the transactions contemplated hereby or the execution, delivery or performance by Buyer of this Agreement.

5.3                                 No Conflicts. The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not conflict with or result in any breach of, or give rise to rights of termination, amendment, acceleration or cancellation under the provisions of any Contract by which Buyer or any of Buyer’s properties is bound or affected, or any Law to which Buyer or any of Buyer’s properties is subject.

5.4                                 Investment Intent. Buyer is aware that the sale of the Purchased Units to Buyer hereunder has not been registered under applicable federal and state securities laws. Buyer is acquiring the Purchased Units for investment only, for Buyer’s own account and not with a view to, or in connection with, the further sale or transfer of all or any portion thereof.

5.5                                 Information. Buyer has had an opportunity to ask questions of, and receive answers from the executive officers of the Company, concerning the business, management and financial affairs of the Company. Buyer has had an opportunity to obtain, and has received, any and all additional information deemed necessary by Buyer to verify such information in order to form a decision concerning a purchase of the Purchased Units. Buyer acknowledges that in making the decision to purchase the Purchased Units, Buyer is not relying upon any advice from any Seller or from any Person, including the Company or Seller or their respective Affiliates.

5.6                                 Disclosure. No representation or warranty of Buyer in this Agreement or in any certificate, schedule, statement or other document furnished or to be furnished to any Seller pursuant this Agreement or in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

6.                                      Closing and Closing Deliveries.

6.1                                 Closing. The consummation of the transactions contemplated hereby (the “Closing”) will take place at such place and such time as is mutually agreeable to Buyer and Sellers but shall occur no later than September 30, 2007 (the “Closing Date”).

6.2                                 Closing Procedures. At the Closing, each Seller will deliver to Buyer against payment by Buyer of the Purchase Price for the Purchased Units an Assignment, in substantially the form attached hereto as Exhibit B, conveying to Buyer all of each Seller’s right, title and interest in and to the Purchased Units owned by such Seller. Each Seller and related party other than Buhler shall deliver to Buyer a Non-Compete Agreement in substantiality the form attached hereto as Exhibit C-1; and Buhler shall deliver to Buyer a Non-Compete Agreement in substantially the form attached hereto as Exhibit C-2.

7.                                      Release; Survival; Indemnification.

7.1                                 Release.

(a)                                  As a condition to this Agreement and in consideration of the payment to be received by each Seller, each Seller, for and on behalf of such Seller and such Seller’s heirs, administrators, executors, successors, assigns, and Affiliates agrees to, and hereby does, release acquit and forever discharge the Company, its officers, governors, members, employees, agents, successors, assigns, and Affiliates and Buyer and Buyer’s Affiliates and each and all thereof, of and from any and all manner of action or actions, suits, claims, damages, judgments, levies, executions, liquidated or unliquidated, fixed or contingent, direct or indirect, which such Seller, such Seller’s heirs, administrators, executors, successors and assigns ever had, have or ever can, shall or may have against the Company, its officers, governors, members, employees, agents, successors and assigns or Buyer or any of Buyer’s Affiliates related in any manner to any state of facts or circumstances on or prior to the date hereof, save and except only those rights, obligations and duties imposed and created by this Agreement and except for liabilities that arise due to fraud committed by the Company or Buyer.

(b)                                 As a condition to this Agreement and in consideration of the Purchased Units, Buyer, for and on behalf of itself and its administrators, executors, successors, assigns, and Affiliates agrees to, and hereby does, release acquit and forever discharge the Company, its officers, governors, members, employees, agents, successors, assigns, and Affiliates and Sellers and Sellers’ respective Affiliates and each and all thereof, of and from any and all manner of action or actions, suits, claims, damages, judgments, levies, executions, liquidated or unliquidated, fixed or contingent, direct or indirect, which Buyer, Buyer’s heirs, administrators, executors, successors and assigns ever had, have or ever can, shall or may have against the Company, its officers, governors, members, employees, agents, successors and assigns or Sellers or any of Sellers’ respective Affiliates related in any manner to any state of facts or circumstances on or prior to the date hereof, save and except only those rights, obligations and duties imposed and created by this Agreement and except for liabilities that arise due to fraud committed by the Sellers.

7.2                                 Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale and purchase of the Purchased Units and payment therefore for a period of three (3) years. All statements contained in any certificate, instrument or other writing delivered by or on behalf of any party pursuant to this Agreement or in connection with or in contemplation of the transactions herein contemplated shall constitute representations and warranties by such party hereunder.

7.3                                 Indemnification by Seller. From and after the Closing, each Seller will indemnify Buyer and Affiliates of Buyer against and hold them harmless from:

(a)                                  Representations. All Losses resulting from or arising out of any inaccuracy in or breach of any representation and warranty by Seller herein;

(b)                                 Covenants. All Losses resulting from or arising out of any breach or nonperformance of any covenant or obligation of Seller herein; and

(c)                                  Costs. Any and all costs and expenses (including, without limitation, legal and accounting fees) related to any of the foregoing.

Notwithstanding the foregoing provisions, each Seller’s indemnification obligation pursuant to this Section 7.3 shall not exceed the Purchase Price received by such Seller with respect to the sale of Purchased Units to Buyer pursuant to this Agreement.

7.4                                 Indemnification by Buyer. From and after the Closing, Buyer will indemnify Seller and Affiliates of Seller against and hold them harmless from:

(a)                                  Representations. All Losses resulting from or arising out of any inaccuracy in or breach of any representation or warranty by Buyer herein;

(b)                                 Covenants. All Losses resulting from or arising out of any breach or nonperformance of any covenant or obligation of Buyer herein; and

(c)                                  Costs. Any and all related costs and expenses (including, without limitation, legal and accounting fees) related to any of the foregoing.

Notwithstanding the foregoing provisions, the Buyer’s aggregate indemnification obligation pursuant to this Section 7.4 shall not exceed the aggregate Purchase Price paid by the Buyer with respect to the purchase of Purchased Units from the Sellers pursuant to this Agreement, and the Buyer’s indemnification obligation pursuant to this Section 7.4 to each of the Sellers shall not exceed the portion of the aggregate Purchase Price paid to such Seller by the Buyer.

8.                                      Miscellaneous.

8.1                                 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective Person giving such notice or other communication (in the case of any corporation the signature shall be by an authorized officer thereof) (i) when delivered personally, (ii) one (1) business day following deposit with a nationally recognized overnight delivery service, (iii) transmitted by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (iv) two (2) business days after being deposited in the United States mail in a sealed envelope, postage prepaid, return receipt requested, addressed as follows:

If to Buyer:	Dakota Growers Pasta Company, Inc. One Pasta Avenue Carrington, ND 58421 Facsimile: (701) 652-3713 Attention: Timothy J. Dodd

with a copy to:	Ronald McFall Stoel Rives LLP 100 South Fifth Street, Suite 1900 Minneapolis, MN 55402 Facsimile: (612) 373-8881

If to a Seller:	to the addresses of such Seller set forth on Exhibit D or to such other address as may have been designated in a prior notice.

8.2                                 Binding Effect. Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Except as otherwise provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any Person other than the parties hereto any rights or benefits hereunder.

8.3                                 Headings. The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

8.4                                 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document.

8.5                                 Governing Law; Prevailing Party. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereto and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of the state of Ohio without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. The parties agree that any action, suit or proceeding in respect of or arising out of this Agreement, in validity or performance, shall be initiated and prosecuted as to all parties and their respective successors and assigns in the state of Ohio. Each party hereby consents to and submits to the exercise of jurisdiction over such party’s person by any state or federal court situated in the state of Ohio having jurisdiction over the subject matter. Each party waives any objection based on forum non conveniens, and any objection to venue of any action instituted hereunder. In an action to enforce a party’s rights hereunder, the prevailing party shall be entitled to recover its cost and expenses (including attorneys’ fees, whether or not suit is brought) from the other party.

8.6                                 Further Assurances. The parties hereto agree that each will execute and deliver to the other any and all documents in addition to those expressly provided for herein that may be necessary or appropriate to carry out the provisions of this Agreement, whether prior to or at the Closing. Each Seller further agrees that, at any time and from time to time after the Closing, each Seller will execute and deliver to Buyer at Buyer’s expense such further assignments, certificates or other written assurances as Buyer may reasonably request to perfect and protect Buyer’s title to the Purchased Units or as may otherwise be required to carry out the provisions of this Agreement.

8.7                                 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against either party. The language used in this Agreement was negotiated by all parties and no party shall be deemed to be the drafter.

8.8                                 Modification. No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument which is signed by all of the parties and which specifically refers to this Agreement.

8.9                                 Entire Agreement. This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder, including, without limitation, the Exhibits referred to herein, are the exclusive statement of the agreement among the parties concerning the subject matter hereof. All negotiations among the parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the parties other than those incorporated herein and to be delivered hereunder.

8.10                           Individual Obligations of Each Seller. Notwithstanding anything contained herein, each representation, warranty, covenant and agreement of a Seller or the Sellers herein is made by each Seller solely as to or on behalf of itself and not as to all Sellers or any other Seller, and no Seller shall be liable or responsible for any breach of any representation, warranty, covenant or agreement herein by any other Seller.

INTENDING TO BE LEGALLY BOUND, the parties have signed this Unit Purchase Agreement as of the date first above written.

BUYER:

Dakota Growers Pasta Company, Inc.

/s/ Tim Dodd
By: Tim Dodd
Its: Pres/CEO

SELLERS:

B-New, LLC

/s/ Mike Crowley
By: Mike Crowley
Its: Principal

TechCom Group, LLC

/s/ Jon R. Anfinsen
By: Jon R. Anfinsen
Its: CEO

Buhler, Inc.

/s/ Rene W. Steiner
By: Rene W. Steiner
Its: President

/s/ Nikles Malkus
By: Nikles Malkus
Its: CFO, VP Finance

EXHIBIT A

Number of Units to be Sold

Seller	Number of Units

B-New, LLC	15.12

TechCom Group, LLC	17.56

Buhler, Inc.	27.00